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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Weyco Group, Inc.

(Name of Registrant as Specified In Its Charter)

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Glendale, Wisconsin
Notice of
ANNUAL MEETING OF SHAREHOLDERS
To be Held April 26, 2005
NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of WEYCO GROUP, INC., a Wisconsin corporation (hereinafter called the “Company”), will be held at the general offices of the Company, 333 West Estabrook Boulevard, Glendale, Wisconsin 53212, on Tuesday, April 26, 2005 at 10:00 A. M. (Central Daylight Time), for the following purposes:

1.	To elect two members to the Board of Directors;

2.	To act on a proposal to approve the Weyco Group, Inc. 2005 Equity Incentive Plan; and

3.	To consider and transact any other business that properly may come before the meeting or any adjournment thereof.
The Board of Directors has fixed February 16, 2005 as the record date for the determination of the common shareholders entitled to notice of and to vote at this annual meeting or any adjournment thereof.
The Board of Directors requests that you indicate your voting directions, sign and promptly mail the enclosed proxy(ies) for the meeting. Any proxy may be revoked at any time prior to its exercise.

By order of the Board of Directors,

JOHN F. WITTKOWSKE

Secretary
March 11, 2005

PROXY STATEMENT
Security Ownership of Management and Others
Election of Directors
EXECUTIVE COMMITTEE
CORPORATE GOVERNANCE
AUDIT COMMITTEE
PROPOSED 2005 EQUITY INCENTIVE PLAN
Independent Registered Public Accounting Firm
Method of Proxy Solicitation
Other Matters
Shareholder Proposals
Appendix A
WEYCO GROUP, INC. Corporate Governance and Compensation Committee Charter
Appendix B
WEYCO GROUP, INC. AUDIT COMMITTEE CHARTER
Appendix C
WEYCO GROUP, INC. 2005 EQUITY INCENTIVE PLAN

PROXY STATEMENT
Introduction
The enclosed proxy is solicited by the Board of Directors of Weyco Group, Inc. for exercise at the annual meeting of shareholders to be held at the offices of the Company, 333 West Estabrook Boulevard, Glendale, Wisconsin 53212, at 10:00 A. M. (Central Daylight Time) on Tuesday, April 26, 2005, or any adjournment thereof.
On January 31, 2005, the Company’s Board of Directors approved a 2-for-1 split of the Company’s Common Stock and Class B Common Stock, without a change in par value of either class. The stock split will be distributed April 1, 2005 to shareholders of record on February 16, 2005. All share and per share amounts in this Proxy Statement have been adjusted to reflect the 2-for-1 split.
Any shareholder delivering the form of proxy has the power to revoke it at any time prior to the time of the annual meeting by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date or by attendance at the meeting and electing to vote in person by giving notice of such election to the Secretary of the Company. Proxies properly signed and returned will be voted as specified thereon. The proxy statements and the proxies are being mailed to shareholders on approximately March 25, 2005.
The Company has two classes of common stock entitled to vote at the meeting — Common Stock with one vote per share and Class B Common Stock with ten votes per share. As of February 16, 2005, the record date for determination of the common shareholders entitled to notice of and to vote at the meeting or any adjournment thereof, there were outstanding 8,911,930 shares of Common Stock and 2,600,620 shares of Class B Common Stock.
Security Ownership of Management and Others
The following table sets forth information, as of February 16, 2005, with respect to the beneficial ownership of the Company’s common stock by each director and nominee for director, for each of the named executive officers identified in “Management Compensation” herein and by all directors and executive officers as a group.

	Common Stock		Class B Common Stock

	No. of Shares		No. of Shares
	and Nature		and Nature
	of Beneficial	Percent	of Beneficial	Percent
	Ownership	of Class	Ownership	of
	(1)(2)	(3)	(2)	Class

Thomas W. Florsheim	602,184	6.66%	1,819,260	69.95%
333 W. Estabrook Blvd., Glendale, WI 53212
John W. Florsheim	571,120	6.24%	30,798	1.18%
333 W. Estabrook Blvd., Glendale, WI 53212
Thomas W. Florsheim, Jr.	1,310,006(4)(5)	14.31%	31,626	1.22%
333 W. Estabrook Blvd., Glendale, WI 53212
James F. Gorman	14,000	.16%	—	—%
Peter S. Grossman	139,750	1.55%	16,850	.65%
John F. Wittkowske	273,000	2.98%	—	—%
Robert Feitler	94,500	1.06%	135,000	5.19%
Leonard J. Goldstein	13,500	.15%	—	—%
Frederick P. Stratton, Jr.	100,500	1.13%	54,000	2.08%
All Directors and Executive Officers as a Group (9 persons including the above-named)	3,118,560	31.41%	2,087,534	80.27%
Notes:

(1)	Includes the following unissued shares deemed to be “beneficially owned” under Rule 13d-3 which may be acquired upon the exercise of outstanding stock options: Thomas W. Florsheim — 133,712; John W.

Florsheim — 241,712; Thomas W. Florsheim, Jr. — 241,712; Peter S. Grossman — 132,000; John F. Wittkowske — 255,000; All Directors and Executive Officers as a Group — 1,017,636.

(2)	The specified persons have sole voting power and sole dispositive power as to all shares indicated above, except for the following shares as to which voting and dispositive power are shared:

	Common	Class B Common

Thomas W. Florsheim	468,472	1,819,260
John W. Florsheim	96,440	—
Thomas W. Florsheim, Jr.	158,902	—
Peter S. Grossman	7,750	16,850
All Directors and Executive Officers as a Group	731,564	1,836,110

(3)	Calculated on the basis of outstanding shares plus shares which can be acquired upon exercise of outstanding stock options, by the person or group involved.

(4)	These shares include 310,000 shares which he owns as sole trustee of a trust created for Thomas W. Florsheim (his father).

(5)	These shares include 310,000 shares which he owns as sole trustee of a trust created for Nancy P. Florsheim (his mother).
The following table sets forth information, as of December 31, 2004, with respect to the beneficial ownership of the Company’s Common Stock by those persons, other than those reflected in the above table, believed by the Company to own beneficially more than five percent (5%) of the Common Stock outstanding. The Company believes there are no other persons who own beneficially more than five percent (5%) of the Class B Common Stock outstanding.

Name and Address of	Amount and Nature of
Beneficial Owner	Beneficial Ownership	Percent of Class

Royce & Associates, LLC 1414 Avenue of the Americas New York, New York 10019	1,203,492	13.58%
Note:

According to the Schedule 13G statement filed as a group by Royce & Associates, LLC in February 2005, Royce & Associates, LLC has sole voting and dispositive power with respect to 1,203,492 shares of Common Stock of the Company.

Election of Directors
A majority of the votes entitled to be cast by outstanding shares of Common Stock and Class B Common Stock (considered together as a single voting group), represented in person or by proxy, will constitute a quorum at the annual meeting.
Directors are elected by a plurality of the votes cast by the holders of the Company’s Common Stock and Class B Common Stock (voting together as a single voting group) at a meeting at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker nonvote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. Votes “against” a candidate are not given legal effect and are not counted as votes cast in an election of directors. Votes will be tabulated by an inspector at the meeting.
The persons who are nominated as directors and for whom the proxies will be voted and all continuing Directors are listed below. If any of the nominees should decline or be unable to act as a Director, which eventuality is not foreseen, the proxies will be voted with discretionary authority for a substitute nominee designated by the Board of Directors.
There are no family relationships between any of the Company’s directors and executive officers, except that Thomas W. Florsheim, Jr. and John W. Florsheim are brothers and their father is Thomas W. Florsheim.

		Served as
Nominees		Director
For Term Expiring 2008	Age	Since	Principal Occupation and Business Experience

Thomas W. Florsheim, Jr.	46	1996
Chairman and Chief Executive Officer of the Company, 2002 to present; President and Chief Executive Officer of the Company, 1999 to 2002; President and Chief Operating Officer of the Company, 1996 to 1999; Vice President of the Company 1988 to 1996.

Robert Feitler (1)(2)(3)	74	1964
Chairman, Executive Committee of the Company, 1996 to present; Chairman, Corporate Governance & Compensation Committee of the Company, 2002 to present; President and Chief Operating Officer of the Company, 1968 to 1996; also a Director of Strattec Security Corp. and TC Manufacturing Co.

Continuing Directors Term Expires 2007

Thomas W. Florsheim (1)	74	1964	Chairman Emeritus of the Company, 2002 to present; Chairman of the Board, 1968 to 2002; Chief Executive Officer of the Company, 1968 to 1999.
Leonard J. Goldstein (1)(2)(3)	78	1992	Retired; Chairman of the Board of Miller Brewing Company, 1991 to 1993; President and Chief Executive Officer of Miller Brewing Company, 1988 to 1991.
Continuing Directors Term Expires 2006

John W. Florsheim	41	1996
President, Chief Operating Officer and Assistant Secretary of the Company, 2002 to present; Executive Vice President, Chief Operating Officer and Assistant Secretary of the Company, 1999 to 2002; Executive Vice President of the Company, 1996 to 1999; Vice President of the Company, 1994 to 1996.

Frederick P. Stratton, Jr. (1)(2)(3)	65	1976
Chairman Emeritus of Briggs & Stratton Corporation (Manufacturer of Gasoline Engines), 2002 to present; Chairman of the Board of Briggs & Stratton Corporation, 1986 to 2002; Chief Executive Officer of Briggs & Stratton Corporation, 1986 to 2001; also a Director of Baird Funds, Inc., Midwest Air Group, Inc., and Wisconsin Energy Corporation and its subsidiaries Wisconsin Electric Power Company and Wisconsin Gas Company.

Notes:

(1)	Member of Executive Committee, of which Mr. Feitler is Chairman.

(2)	Member of Audit Committee, of which Mr. Stratton is Chairman.

(3)	Member of Corporate Governance and Compensation Committee, of which Mr. Feitler is Chairman.
Composition of the Board of Directors
The Board of Directors currently has six members. The Articles of Incorporation and Bylaws of the Company provide that there shall be seven directors. On January 31, 2005, Virgis Colbert resigned as a Director of the Company. To comply with Nasdaq regulations the Board of Directors intends to appoint a replacement director to fill his remaining term (through 2006) before the Annual Meeting of Shareholders on April 26, 2005. The number of directors may be increased or decreased from time to time by amending the applicable provision of the Bylaws, but no decrease shall have the effect of shortening the term of an incumbent director.
Meetings
The Board of Directors held four meetings during 2004. During the period in 2004 in which they served, all members of the Board of Directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which they served. The Company’s policy is that its Directors attend annual meetings of the shareholders. All Board members then in office attended the annual meeting of Weyco shareholders held on April 27, 2004, except Virgis Colbert. In accordance with rules of the Nasdaq Stock Market, beginning in 2004 and at least once each year, Weyco’s independent directors had and will have regularly scheduled meetings at which only independent directors are present.
Director Independence
Each year the Board reviews the relationships that each director has with the Company. Only those directors who the Board affirmatively determines have no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who do not have any of the categorical relationships that preclude a determination of independence under the Nasdaq listing standards, are considered to be independent directors.
In accordance with the applicable Nasdaq rules, the Board has determined that the following directors qualify as independent directors: Robert Feitler, Leonard J. Goldstein, and Frederick P. Stratton, Jr. The Board concluded that none of these directors possessed the categorical relationships set forth in the Nasdaq standards that preclude a determination of independence, and that none of them have any other relationship that the Board believes would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. Members of the Audit Committee comprise only directors who have been determined to be independent. Because of their relationships with Weyco, Messrs. Thomas W. Florsheim, Thomas W. Florsheim, Jr. and John Florsheim have not been deemed to be independent directors.
Shareholder Communications with the Board
Shareholders wishing to communicate with the Board of Directors or with a particular Board member should address communications to the Board or to a particular Board member, c/o Secretary, Weyco Group, Inc., 333 West Estabrook Boulevard, Glendale, Wisconsin 53212. All communications addressed to the Board or to a particular Director or Committee will be relayed to that addressee. From time to time, the Board may change the process through which shareholders communicate with the Board or its members. Please refer to the Company’s website at www.weycogroup.com for changes in this process.
Shareholder Recommendation or Nomination of Director Candidates
The principal functions of the Corporate Governance and Compensation Committee are: (1) to assist the Board by identifying individuals qualified to become members of the Board and its Committees, and recommend to the Board the director nominees for the next annual meeting of shareholders; (2) to recommend to the Board the corporate governance guidelines applicable to the Company, including changes to those guidelines as appropriate from time to time; (3) to lead the Board in its periodic reviews of the Board’s performance; (4) to establish, subject to approval of the full Board, compensation arrangements for the Company’s executive officers; (5) to administer the Company’s stock option and other compensation plans, and approve the granting of stock options to officers and other key employees of the Company and its subsidiaries; and (6) to communicate to shareholders regarding these policies and activities as required by the SEC and other regulatory bodies. In carrying out its responsibilities regarding director nominations, the

Corporate Governance and Compensation Committee has set guidelines and criteria to determine eligibility for nominees to the Board of Directors of Weyco Group, Inc., as follows:

•	The Committee will review each candidate’s qualifications in light of the needs of the Board and the Company, considering the current mix of director attributes and other pertinent factors (specific qualities and skills required will vary depending on the Company’s specific needs at any point in time).

•	There will be no differences in the manner in which the Committee evaluates candidates recommended by shareholders and candidates identified from other sources.

•	Any nominee should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others.

•	Any nominee should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director.

•	Any nominee should possess substantial and significant experience which would be of value to Weyco Group in the performance of the duties of a director.

•	Any nominee should have sufficient time available to devote to the affairs of Weyco Group in order to carry out the responsibilities of a director.

•	To recommend a candidate, shareholders should write to the Corporate Governance & Compensation Committee, Weyco Group, Inc., P. O. Box 1188, Milwaukee, WI 53201, via certified mail. Such information should include the candidate’s name and address, a brief biographical description and statement of qualifications of the candidate and the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected.

•	To be considered by the Committee for nomination and inclusion in the Company’s proxy statement, the Committee must receive shareholder recommendations for directors no later than October 15 of the year prior to the Annual Meeting of Shareholders.
From time to time, the Board may change the process through which shareholders may recommend director candidates to the Corporate Governance and Compensation Committee. The Company has not received any shareholder recommendations for director candidates with regard to the election of directors covered by this Proxy Statement or otherwise.
EXECUTIVE COMMITTEE
The Executive Committee is empowered to exercise the authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board, except for declaring dividends, filling vacancies in the Board of Directors or committees thereof, amending the Articles of Incorporation, adopting, amending or repealing Bylaws and certain other matters. No meetings were held in 2004.
CORPORATE GOVERNANCE
The Company is committed to conducting its business with the highest standards of business ethics and in accordance with all applicable laws, rules and regulations, including the rules of the Securities and Exchange Commission and of The Nasdaq Stock Market on which its common stock is traded. In addition to Nasdaq rules and applicable governmental laws and regulations, the framework for the Company’s corporate governance is provided by: (a) the Company’s Articles of Incorporation and Bylaws; (b) the charters of its board committees; and (c) the Company’s Code of Business Ethics.
The Corporate Governance and Compensation Committee establishes compensation arrangements for senior management and administers the granting of stock options to officers and other key employees of the Company and its subsidiaries. Four meetings were held in 2004. The charter of the Corporate Governance and Compensation Committee is attached to this proxy statement as Appendix A.
Code of Business Ethics
The Company’s Code of Business Ethics sets forth ethical obligations for all employees, officers and directors, including those that apply specifically to directors and executive officers, such as accounting and financial reporting matters. Any waiver of the Code of Business Ethics requires approval of the Board of Directors or of a committee of the Board. A copy of the Company’s Code of Business Ethics is available, free of charge, in print to any shareholder upon request to Secretary, Weyco Group, Inc., 333 West Estabrook Boulevard, Glendale, Wisconsin 53212. If any substantive amendment is made to the Code, the nature of the amendment will be discussed on the Company’s website or in a current report on Form 8-K. In addition, if a waiver from the Code is granted to an executive officer or director, the nature of the waiver will be disclosed in a current report on Form 8-K.
Report of Corporate Governance and Compensation Committee on Executive Compensation
On January 31, 2005, the Corporate Governance and Compensation Committee met to establish executive officers’ salaries for 2005 (effective January 1, 2005). The CEO’s salary was set at $482,000 and the COO’s salary was set at $414,500. Neither one of these executive officers received stock options in 2004.
The Committee also approved a bonus to the CEO & COO of $150,000 each and bonuses totaling $250,000 to the other executive officers.
No stock options were granted in 2004 to any executive officer of the Company.
This report is submitted by the members of the Corporate Governance and Compensation Committee.

Robert Feitler, Chairman
Leonard J. Goldstein
Frederick P. Stratton, Jr.
AUDIT COMMITTEE
The Audit Committee of the Board of Directors is responsible for providing independent oversight of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company’s financial statements. The Board of Directors adopted and approved a formal written charter for the Audit Committee in 2000 and amended that charter in March 2004. A copy of the current charter of the Audit Committee is attached as Appendix B to this Proxy Statement. The Board of Directors has determined that each of the members of the Audit Committee (Frederick P. Stratton, Jr., Robert Feitler and Leonard Goldstein) is “independent,” as defined in the current listing standards of The Nasdaq Stock Market and the SEC rules relating to audit committees. This means that, except in their roles as members of the Board of Directors and its committees, they are not “affiliates” of the Company, they receive no consulting, advisory or other compensatory fees directly or indirectly from the Company, they have no other relationships with the Company that may interfere with the exercise of their independence from management and the Company, and they have not participated in the preparation of the financial statements of Weyco or any of its current subsidiaries at any time during the past three years. In addition, the Board of Directors has determined that each Audit Committee member satisfies the financial literacy requirements of The Nasdaq Stock Market and that Robert Feitler and Frederick P. Stratton, Jr. qualify as “audit committee financial experts” within the meaning of applicable rules of the Securities and Exchange Commission.
Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the Company’s audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61.
In addition, the Committee has discussed with the independent registered public accounting firm their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, Standard No. 1, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.
The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plan for their audit. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held three meetings during 2004.

Pre-Approval Policy
Consistent with the rules of the Securities and Exchange Commission regarding the independent registered public accounting firm’s independence, the Audit Committee has responsibility for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the following provision is included in the Audit Committee’s charter: “The Audit Committee shall ... approve in advance the audit and permitted non-audit services to be provided by, and the fees to be paid to, the independent auditor, subject to the de minimus exceptions to pre-approval permitted by the rules of the SEC and Nasdaq for non-audit services.” No fees were paid to the independent registered public accounting firm pursuant to the “de minimus” exception to the foregoing pre-approval policy.
Report of Audit Committee
In connection with its function to oversee and monitor the financial reporting process of the Company, the Audit Committee has done the following (among other things):

•	reviewed and discussed the audited financial statements for the year ended December 31, 2004 with the Company’s management;

•	discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, those matters required to be discussed by SAS 61, as amended (Codification of Statements on Auditing Standards, AU §380); and

•	received the written disclosure and the letter from Deloitte & Touche LLP required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committee) and has discussed with Deloitte & Touche LLP, its independence.
Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2004.
Audit and Non-Audit Fees
The Audit Committee also reviewed the fees and scope of services provided to the Company by Deloitte & Touche LLP, independent registered public accounting firm, for the years ended December 31, 2004 and December 31, 2003, as reflected in the following table.

	2004	2003

Audit Fees(a)	$192,148	$115,100
Audit-Related Fees(b)	$12,000	$14,400
Tax Fees(c)	$9,445	$31,278
All Other Fees	0	0

Total	$213,593	$160,778

(a)	Audit fees consisted of fees for professional services performed by Deloitte & Touche LLP for the audit of the Company’s financial statements and review of financial statements included in the Company’s Form 10-Q filings, and services that are normally provided in connection with statutory or regulatory filings or engagements. These fees also include Deloitte & Touche LLP’s audit of the Company’s internal controls and management’s assessment thereon in accordance with Section 404 of the Sarbanes Oxley Act of 2002.

(b)	Audit-related fees consisted of the audit of certain employee benefit plans.

(c)	Tax fees consisted of fees for professional services performed by Deloitte & Touche LLP with respect to tax compliance, tax advice, and tax planning.
The Audit Committee considered the compatibility of the provision of the foregoing permitted non-audit services by Deloitte & Touche LLP with the maintenance of Deloitte & Touche LLP independence and concluded that such services were at all times compatible with maintaining that firm’s independence.

Frederick P. Stratton, Jr., Chairman
Robert Feitler
Leonard J. Goldstein

Management Compensation
Summary Compensation Table
The following table sets forth total compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of December 31, 2004, for the year 2004, as well as for the two previous years.

					Long Term Compensation

	Annual Compensation
					Awards		Payouts
				Other
				Annual	Restricted	Options/	LTIP	All Other
Name and Principal				Compensation	Stock	SARs	Payouts	Compensation
Position	Year	Salary($)	Bonus($)	($)(1)	Awards($)	(#)(2)(3)	($)	($)(1)

Thomas W. Florsheim, Jr.	2004	459,000	60,000	—	—	—	—	—
Chairman and Chief	2003	437,000	—	—	—	37,500	—	—
Executive Officer	2002	412,000	50,000	—	—	37,500	—	—

John W. Florsheim	2004	379,500	60,000	—	—	—	—	—
President, Chief Operating	2003	345,000	—	—	—	37,500	—	—
Officer and Assistant	2002	320,000	50,000	—	—	37,500	—	—
Secretary

James F. Gorman	2004	263,750	30,000	—	—	—	—	—
Senior Vice President	2003	255,750	—	—	—	18,000	—	—
	2002	247,750	25,000	—	—	18,000	—	—

Peter S. Grossman	2004	274,500	30,000	—	—	—	—	—
Senior Vice President	2003	264,500	—	—	—	18,000	—	—
	2002	254,500	25,000	—	—	18,000	—	—

John F. Wittkowske	2004	265,000	50,000	—	—	—	—	—
Senior Vice President,	2003	252,000	—	—	—	37,500	—	—
Chief Financial Officer,	2002	227,000	50,000	—	—	37,500	—	—
and Secretary
Notes:

(1)	Other compensation to the named individuals did not exceed the lesser of $50,000 or 10% of salary.

(2)	Options to acquire shares of Common Stock.

(3)	The Company has granted no stock appreciation rights.
Option/ SAR Grants in Last Fiscal Year

Individual Grants
Potential Realizable
	Number of	% of Total			Value at Assumed
	Securities	Options/			Annual Rates of
	Underlying	SARs			Stock Price
	Options/	Granted to	Exercise or		Appreciation for
	SARs	Employees	Base Price		Option Term
	Granted	in Fiscal	($/Sh)	Expiration
Name	(#)(1)	Year	(1)	Date	5%($)	10%($)

Thomas W. Florsheim, Jr.	None
John W. Florsheim	None
James F. Gorman	None
Peter S. Grossman	None
John F. Wittkowske	None

Aggregated Option/ SAR Exercises in Last Fiscal Year and
Fiscal Year End Option/ SAR Values
The following table provides information related to options exercised by the named executive officers during 2004 and the number and value of options held at December 31, 2004. The Company has not granted any stock appreciation rights.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options/SAR’s		Options/SAR’s
	Acquired	Value	At FY-End (#)		At FY-End ($)(2)
	On Exercise	Realized
Name	(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas W. Florsheim, Jr.	12,538	92,969	241,712	—	3,002,445	—
John W. Florsheim	12,538	96,511	241,712	—	3,002,445	—
James F. Gorman	114,000	834,630	—	—	—	—
Peter S. Grossman	—	—	132,000	—	1,674,750	—
John F. Wittkowske	—	—	255,000	—	3,158,737	—
Notes:

(1)	Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(2)	The fair market value of the Company’s Common Stock at December 31, 2004 was $21.88 (average of high ($22.20) and low ($21.57) trade). Value was calculated on the basis of the difference between the option exercise price and $21.88 multiplied by the number of shares of Common Stock underlying the option. As discussed earlier, all share and per share amounts in this proxy statement have been adjusted to reflect the 2-for-1 stock split effective February 16, 2005. The fair market value of $21.88 was also adjusted to reflect the 2-for-1 split.
Equity Compensation Plan Information

	(a)	(b)	(c)
Number of Securities
remaining available
	Number of securities	Weighted-average	for issuance under
	to be issued upon	exercise price of	equity compensation
	exercise of	outstanding	plans (excluding
	outstanding options,	options, warrants	securities reflected in
Plan Category	warrants and rights	and rights	column (a))

Equity compensation plans approved by security holders	1,525,586	$10.40	—
Equity compensation plans not approved by security holders	—	N/A	—

Total	1,525,586	$10.40	—
Pension Plans
The Company maintains a defined benefit pension plan for various employees of the Company, including salaried employees. The Company also maintains an unfunded excess benefits plan so that participants in the defined benefit pension plan may receive pension benefits which they would otherwise be prevented from receiving as a result of certain limitations of the Internal Revenue Code.

The following table shows estimated annual benefits payable at normal retirement under the general plan formula to persons whose normal retirement age is 65 in specified earnings and years-of-service classifications. Amounts in excess of $118,800 or based on income in excess of $205,000 are payable pursuant to the excess benefits plan.

	Years of Service
Highest Five Year
Average Earnings	10	15	20	25

$100,000	$13,000	$19,000	$26,000	$32,000
150,000	21,000	31,000	42,000	52,000
200,000	29,000	43,000	58,000	72,000
250,000	37,000	55,000	74,000	92,000
300,000	45,000	67,000	90,000	112,000
350,000	53,000	79,000	106,000	132,000
400,000	61,000	91,000	122,000	152,000
450,000	69,000	103,000	138,000	172,000
500,000	77,000	115,000	154,000	192,000
The plans provide for normal retirement at age 65 and provide for reduced benefits for early retirement beginning at age 55. Pension benefits are payable as a straight life annuity and are calculated under a formula which is integrated with Social Security, although the amounts determined under the formula are not reduced by Social Security benefits or other offsets. The normal retirement benefit is based on (i) the highest average earnings for any 5 consecutive years during the 10 calendar years ending with the year of retirement, (ii) length of service up to 25 years and (iii) the highest average covered compensation for Social Security purposes. Earnings covered by the plan are generally defined as wages for purposes of federal income tax withholding and therefore include the value realized upon the exercise of non-qualified stock options and other minor items in addition to those included in the above Summary Compensation Table as “Salary”. Years of credited service under the plans for the individuals described in the above Summary Compensation Table are as follows: James Gorman — 25; Peter Grossman — 25; Thomas Florsheim, Jr. — 23; John W. Florsheim — 11; John Wittkowske — 11.
The foregoing describes the general formula under the defined benefit plan and related excess benefits plan as revised in 1997. Those salaried employees who were covered in the plans on January 1, 1989 are provided with the higher of the benefits described above or a minimum benefit based on a prior formula through the defined benefit plan, the unfunded excess benefits plan described above and an unfunded deferred compensation plan. The normal retirement benefit under the prior formula is based on the highest average earnings for any 5 consecutive years during the 10 calendar years preceding retirement and length of service up to 25 years. Minimum benefit amounts are not subject to any deduction for Social Security benefits. Earnings covered by this formula are the same as those shown in the above Summary Compensation Table as “Salary.”
The following table shows estimated annual benefits payable under the prior formula upon normal retirement to persons in specified earnings and years-of-service classifications. Amounts in excess of $118,800 or based on income in excess of $205,000 are payable pursuant to the excess benefits plan and the deferred compensation plan.

	Years of Service
Highest Five Year
Average Earnings	10	15	20	25

$100,000	$16,000	$23,000	$31,000	$39,000
150,000	24,000	35,000	47,000	59,000
200,000	32,000	48,000	63,000	79,000
250,000	40,000	59,000	79,000	99,000
300,000	48,000	71,000	95,000	119,000
350,000	56,000	84,000	111,000	139,000
400,000	64,000	95,000	127,000	159,000
450,000	72,000	107,000	143,000	179,000
500,000	80,000	120,000	159,000	199,000

Compensation of Directors
Directors of the Company who are not also employees of the Company or subsidiaries receive a quarterly retainer of $1,875. In addition, they receive $1,000 for each Board or Committee meeting attended, except that for each additional meeting attended on the same day the compensation is $500.
On December 28, 2000, Chairman of the Board, Thomas W. Florsheim, entered into a consulting agreement with the Company under which he would act as advisor to the Company in connection with the Company’s acquisition and sales of products and materials. In accordance with this agreement, Thomas W. Florsheim was paid $14,400 in 2004.
Employment and Deferred Compensation Agreements and Related Party Transactions
The Company has entered into employment contracts with Thomas W. Florsheim, Jr. and John W. Florsheim whereby, for services to be rendered, their employment will be continued until December 31, 2007, at salary levels to be determined and reviewed periodically. These contracts provide, among other things, that a lump sum amount equal to slightly less than three times his base amount compensation (as defined in Section 280G of the Internal Revenue Code) will be paid to Thomas W. Florsheim, Jr. and John W. Florsheim, respectively, as severance pay, in the event the Company terminates his employment without cause or he terminates his employment following a change in control of more than 15% of the shares of the Company, the replacement of two or more directors by persons not nominated by the Board of Directors, any enlargement of the size of the Board of Directors if the change was not supported by the existing Board of Directors, a merger, consolidation or transfer of assets of the Company, or a substantial change in his responsibilities. In the event Thomas W. Florsheim, Jr. or John W. Florsheim is prevented from performing his duties by reason of permanent disability, his normal salary will be discontinued and a disability salary of $344,250 per annum for Thomas W. Florsheim, Jr. and $284,625 per annum for John Florsheim will be paid until December 31, 2007. Also, in the event Thomas W. Florsheim, Jr. or John W. Florsheim dies prior to the termination of his employment under the contract, a death benefit equal to his salary at the annual rate being paid to him at the date of death will be paid to a designated beneficiary for a three-year period. As of January 1, 2005, Thomas W. Florsheim’s, Jr. annual salary is $482,000 and John W. Florsheim’s annual salary is $414,500.
The Company entered into deferred compensation agreements with both Thomas W. Florsheim and Robert Feitler under which each of them, or their designated beneficiaries in the event of their death, would be entitled to a deferred compensation benefit of $180,000 per year for twenty years upon reaching age 65 while employed by the Company, payable commencing upon retirement from employment by the Company or at death.
On December 1, 1995, the Board of Directors, with Mr. Florsheim and Mr. Feitler abstaining, approved the amendment of the deferred compensation agreements between the Company and Mr. Florsheim and Mr. Feitler. The amended agreements accelerate the payments which would have been made under the previous agreements, under certain circumstances. During 2004, Mr. Feitler’s entire balance of $1,471,183 was paid, and in February 2005 the Company paid Mr. Florsheim his remaining balance of $1,592,414.
The Company has change of control agreements with two executives, John Wittkowske and Peter Grossman. These contracts provide that a lump sum equal to slightly less than three times his base amount of compensation (as defined in Section 280G of the Internal Revenue Code), calculated with respect to the 3 taxable year period ending before the date the change of control occurs, will be paid as severance pay in the event of a change of control. The change of control agreements define a change of control as an event in which:

(1)	more than 25% of the voting power of the outstanding stock of the Company is directly or indirectly controlled by a person or group of persons other than the members of the family of Thomas W. Florsheim and their descendents or trusts;

(2)	the Company consolidates or merges with another corporation or entity which is not a wholly owned subsidiary of the Company unless such consolidation or merger is approved by the Board of Directors when the majority of the Directors are persons who have been nominated by the Board of Directors or the Florsheims;

(3)	all or substantially all of the operating assets of the Company have been sold;

(4)	the majority of the existing members of the Board of Directors have been replaced by persons not nominated by the Board of Directors or the Florsheims; or

(5)	Section 2 of Article III of the Company’s Bylaws is amended to enlarge the number of directors of the Company if the change was not supported by the existing Board of Directors or the Florsheims.
The Company previously had a change of control agreement with Jim Gorman, an executive officer of the Company, who retired February 28, 2005.

As of January 1, 2005, Mr. Wittkowske’s annual salary is $279,000, Mr. Grossman’s annual salary is $284,500.
STOCK PERFORMANCE
The following line graph compares the cumulative total shareholder return on the Company’s common stock during the five years ended December 31, 2004 with the cumulative return on the NASDAQ Non-Financial Stock Index and the Russell 3000-Shoes Index. The comparison assumes $100 was invested on December 31, 1999 in the Company’s common stock and in each of the foregoing indices and assumes reinvestment of dividends.
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
FOR THE YEAR ENDED: December 31, 2004

	2000	2001	2002	2003	2004

Weyco Group, Inc.	97	102	136	209	273
NASDAQ Non-Financial Index Stock Index	58	45	29	45	48
Russell 3000 - Shoes Peer Group Index	136	126	111	173	227

PROPOSED 2005 EQUITY INCENTIVE PLAN
On November 1, 2004, the Board of Directors of the Company adopted the Weyco Group, Inc. 2005 Equity Incentive Plan (the “2005 Plan”), subject to approval of the shareholders at the 2005 annual meeting. All amounts in the description below and in the copy of the 2005 Plan that is attached as Appendix C have been adjusted to reflect the 2-for-1 split of the Common Stock effective February 16, 2005.
The purposes of the 2005 Plan are to provide a means to attract and retain talented personnel and to provide to participating directors, officers and other salaried employees long-term incentives for high levels of performance and for successful efforts to improve the financial performance of the corporation. The 2005 Plan permits the grant of stock options to purchase common stock of the Company, restricted stock, restricted stock units and performance shares. For purposes of the 2005 Plan, “restricted stock” means shares of Common Stock which are subject to restrictions established by the Committee described below. A “restricted stock unit” means an award granted to an individual to issue shares of Common Stock in the future if specific conditions established by the Committee are satisfied. In the case of an award of “performance shares,” the Committee sets performance goals in its discretion which, depending on the extent to which they are met over the performance period, will determine the number of performance shares ultimately paid out to the grantee in the form of shares of Common Stock which have a fair market value equal to the value of the earned performance shares. The aggregate awards under the 2005 Plan are limited to a maximum of 1,000,000 shares of Common

Stock in the aggregate, subject to appropriate adjustments in the event the Company, among other things, declares a stock dividend, stock split, or similar change affecting the Common Stock. For example, if performance shares are issued with respect to 400,000 shares of Common Stock, then only 600,000 shares will remain available for the purpose of making other awards under the 2005 Plan. No individual may receive grants covering, in the aggregate, more than 90,000 shares in any calendar year, including options, grants of restricted stock, restricted stock units and performance shares. A copy of the 2005 Plan is annexed hereto as Appendix C. The following description of the 2005 Plan is qualified in its entirety by reference to the complete text set forth in Appendix C.
Vote Required for Plan
The 2005 Plan is being submitted to the shareholders for approval in order to satisfy applicable SEC, NASDAQ and Internal Revenue Code requirements. Shareholder approval enables the Company to take tax deductions for awards paid to an executive officer of the Company whose annual compensation exceeds $1 million. Holders of Common Stock are entitled to one vote per share with respect to the approval of the 2005 Plan, and holders of Class B Common Stock are entitled to ten votes per share. The affirmative vote of the holders of shares representing a majority of the voting power of shares of Common stock and Class B Common stock (voting together as a single class) represented at the annual meeting, in person or by proxy, is required for approval of the 2005 Plan. Broker nonvotes will have no effect with respect to the approval of the 2005 Plan, but any abstention will have the same effect as a “no” vote. The 2005 Plan will not become effective if it is not approved by shareholders.
The Board of Directors Recommends a Vote “FOR” Approval of the 2005 Plan.
Principal Features of the Equity Incentive Plan
The 2005 Plan will be administered by a committee (the “Committee”) designated by the Company’s Board of Directors and constituted to permit the Plan to comply with applicable provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) and Section 162(m) of the Code. It is intended that at all times the Committee will be comprised solely of Directors who are both: (i) Non-Employee Directors, as defined in Rule 16b-3; and (ii) Outside Directors, as defined in Treas. Reg. 1.162-27. The Committee will initially be the Corporate Governance and Compensation Committee of the Board.
Options may be incentive stock options (“ISOs”) or non-qualified stock options (“NSOs”); provided, however, that incentive stock options will only be granted to individuals who are employed by the Company or a parent or a subsidiary corporation of the Company. The exercise price for any option will not be less than one hundred percent of the fair market value of the shares on the date of grant, provided that employees owning more than 10% of the voting power of all classes of Company stock are ineligible to receive ISOs unless the exercise price is at least 110% of the Fair Market Value on the date the option is granted and the option expires no later than five years after it is granted. The exercise price may be paid in cash or (if approved by the Committee) in shares of Common Stock beneficially owned for at least 6 months at the time of exercise by the optionee or the optionee’s spouse or both. The Fair Market Value on the date of an option grant of shares with respect to which ISOs are first exercisable during any calendar year will not exceed $100,000.
Each option granted under the 2005 Plan will be evidenced by a stock option agreement containing the terms and conditions required by the 2005 Plan and such other terms as the Committee may deem appropriate in each case. Each stock option agreement will state the period or periods of time within which an option may be exercised, as determined by the Committee. No option may be exercised more than ten years from the date of grant. Unless otherwise specified by the Committee, no option granted under the 2005 Plan will be transferable or assignable except by last will and testament or the laws of descent and distribution. During the optionee’s lifetime, options will be exercisable only by the optionee or by the optionee’s guardian or personal representative.
Shares of restricted stock or restricted stock units may be issued either alone or in addition to other awards granted under the 2005 Plan. The Committee determines the individuals to whom and the times at which grants of restricted stock or restricted stock units will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture or the conditions upon which shares of Common Stock may be granted, and any other terms and conditions of the awards. Such grants may be conditioned upon the attainment of specified performance goals or other criteria determined by the Committee, and the provisions of restricted stock awards and restricted stock unit awards need not be the same with respect to each recipient. The specified performance goals are based on the attainment of goals relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction: net income (pre-tax or after-tax and with adjustments as stipulated), earnings per share, return on equity, return on capital employed, return on assets, return on tangible book value, operating income, earnings before depreciation, interest, taxes and amortization (“EBDITA”), loss ratio, expense ratio, increase in stock price, total shareholder return, economic value added, and operating cash flow.
Shares of restricted stock will be subject to the terms and conditions set forth in Section 14 of the 2005 Plan. Until the applicable restrictions lapse, a grantee will not be permitted to transfer or encumber shares of restricted stock, but will have all of the rights of a shareholder, including the right to vote the shares and the right to receive dividends with respect thereto. A grantee of an award of restricted stock units, by contrast, will not be deemed the holder of any shares of Common Stock covered by the award, and will not have any rights as a shareholder with respect thereto, until the underlying shares of Common Stock are issued to him or her. Unless otherwise provided in the applicable Restricted Stock Agreement, all shares still subject to restriction will be forfeited upon termination of a grantee’s employment for any reason unless the Committee determines to waive such restrictions in the event of hardship or other special circumstances of a grantee whose employment is terminated (other than for cause).
Awards of performance shares may also be made under the 2005 Plan to directors, officers and salaried employees at any time and from time to time. Each performance share has an initial value equal to the fair market value of a share of Common Stock on the date of grant. The Committee is authorized to set performance goals in its discretion which, depending on the extent to which they are met during a specified performance period, will determine the number of performance shares that will be paid out to grantees. After the applicable performance period has ended, the grantee is entitled to receive a payout based on the number of performance shares earned over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The payout is required to be made in a single lump sum within 45 days following the close of the performance period, in the form of shares of Common Stock which have an aggregate fair market value equal to the value of the earned performance shares at the close of the performance period. Performance shares may not be sold, pledged or transferred, other than by will or by the laws of descent and distribution, and may be exercised during the grantee’s lifetime only by the grantee or the grantee’s legal representative.
If the Company is dissolved or liquidated, or in the event of a merger or consolidation in which the Company is not the surviving corporation or a sale or exchange of substantially all of the assets of the Company for cash or securities of another corporation, all awards will be deemed fully vested, exercised and or payable, as the case may be, and in lieu of any other transfer of shares, cash or other property, grantees will receive an amount of cash equal to the amount which would otherwise have been attained as a result of such deemed vesting, exercise and/or payment event. In the event of a change of control as defined in the plan, all awards will become immediately vested and in the case of options exercisable and in the case of restricted stock units and performance shares payable upon the later of the date the change in control occurs or six months after the date the respective award was granted.
Awards may be granted under the 2005 Plan at any time prior to the tenth anniversary of the date that the 2005 plan is approved by the Company’s shareholders. On that date, the 2005 Plan will expire, except as to awards then outstanding, which will remain in effect until the options have been exercised, the restrictions on restricted stock have lapsed or the awards have expired or have been forfeited. No awards are expected to be granted pursuant to the 2005 Plan before the 2005 Annual Meeting of Shareholders, and no allocations have been made to any person or group of persons. The 2005 Plan may be terminated at any time by the Board of Directors except with respect to any awards then outstanding. The Board of Directors may amend the 2005 Plan from time to time, but no such amendment may impair without the grantee’s consent any previously granted award or deprive any grantee of any shares of stock acquired through the 2005 Plan, or be made without shareholder approval where such approval would be required as a condition of compliance with Rule 16b-3 under the Securities Exchange Act of 1934.
Certain Federal Income Tax Consequences of the 2005 Plan
The following is a brief summary of the Company’s understanding of the principal income tax consequences under the Internal Revenue Code (the “Code”) of grants or awards made under the 2005 Plan based upon the applicable provisions of the Code in effect on the date hereof.
 Nonqualified Stock Options.

An optionee will not recognize taxable income at the time an NSO is granted. Upon exercise of the NSO, an optionee will recognize compensation income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The amount of such difference will be a deductible expense to the Company for tax purposes. On a subsequent sale or exchange of shares acquired pursuant to the exercise of an NSO, the optionee will recognize a taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis will, in general, be the amount paid for the shares plus the amount treated as compensation income at the time the shares were acquired pursuant to the exercise of the option.

When the NSO exercise price is paid in Delivered Stock, the exercise is treated as: (a) a tax-free exchange of the shares of Delivered Stock (without recognition of any taxable gain with respect thereto) for a like number of new shares (with such new shares having the same basis and holding period as the old); and (b) an issuance of a number of additional shares having a fair market value equal to the “spread” between the exercise price and the fair market value of the shares for which the NSO is exercised. The optionee’s basis in the additional shares will equal the amount of compensation income recognized upon exercise of the NSO and the holding period for such shares will begin on the day the optionee acquires them. This mode of payment does not affect the ordinary income tax liability incurred upon exercise of the NSO described above.

 Incentive Stock Options.

An optionee will not recognize taxable income at the time an ISO is granted. Further, an optionee will not recognize taxable income upon exercise of an ISO if the optionee complies with two separate holding periods: shares acquired upon exercise of an ISO must be held for at least two years after the date of grant and for at least one year after the date of exercise. However, the difference between the exercise price and the fair market value of the stock at the date of exercise will constitute an item includible in alternative minimum taxable income, and thereby may subject the optionee to the alternative minimum tax. When the shares of stock received pursuant to the exercise of an ISO are sold or otherwise disposed of in a taxable transaction, the optionee will recognize a capital gain or loss, measured by the difference between the exercise price and the amount realized.

Ordinarily, an employer granting ISOs will not be allowed any business expense deduction with respect to stock issued upon exercise of an ISO. However, if all of the requirements for an ISO are met except for the holding period rules set forth above, the optionee will be required, at the time of the disposition of the stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the stock at the date of exercise as ordinary income and the excess, if any, as long-term or short-term capital gain, depending upon the holding period of the shares. (If the amount realized upon such disposition is less than the exercise price, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.) The Company will be allowed a corresponding business expense deduction to the extent of the amount of the optionee’s ordinary income.
 Restricted Stock.

A grantee receiving a restricted stock award will generally recognize ordinary income in an amount equal to the fair market value of the stock at the time the stock is no longer subject to forfeiture. While the restrictions are in effect, the grantee will recognize compensation income equal to the amount of any dividends received and the Company will be allowed a deduction for that amount. A grantee may elect, under Section 83(b) of the Code, within 30 days of the stock grant to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares (determined without regard to the restrictions) on such date over the amount, if any, paid for such shares. The Company will generally be entitled to a deduction equal to the amount that is taxable as ordinary income to the grantee in the year that such income is taxable.

The holding period to determine whether the grantee has long-term or short-term capital gain or loss on a subsequent sale of the stock generally begins when the restriction period expires and the tax basis for such shares will generally be based on the fair market value of the shares on such date. However, if the grantee has made an election under Section 83(b), the holding period will commence on the date of grant and the tax basis will be equal to the fair market value of shares on such date (determined without regard to the restrictions).

 Restricted Stock Units and Performance Shares.

An individual who has been granted restricted stock units or performance shares will not recognize taxable income until the applicable award cycle expires and the individual is in receipt of the stock distributed in payment of the award, at which time such individual will realize compensation income equal to the full fair market value of the shares delivered. The Company is generally entitled to an income tax deduction for any compensation income taxed to the grantee.
A copy of the 2005 Incentive Equity Plan is attached hereto as Appendix C and should be read in its entirety by the shareholders.
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR ADOPTION OF THIS PROPOSAL.
Independent Registered Public Accounting Firm
It is expected that Deloitte & Touche LLP, the Company’s independent registered public accounting firm for 2004, will be selected for 2005 by the Board of Directors immediately following the annual meeting of shareholders. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting of shareholders with the opportunity to make a statement if so desired and such representative is expected to be available to respond to appropriate questions.
Method of Proxy Solicitation
The entire cost of solicitation of proxies will be borne by the Company. The officers of the Company may solicit proxies from some of the larger shareholders, which solicitation may be made by mail, telephone, or personal interviews; these officers will not receive additional compensation for soliciting such proxies. Request will also be made of brokerage houses and other custodians, nominees and fiduciaries to forward, at the expense of the Company, soliciting material to the beneficial owners of shares held of record by such persons.
Other Matters
The Company has not been informed and is not aware that any other matters will be brought before the meeting. However, proxies will be voted with discretionary authority with respect to any other matters that properly may be presented to the meeting.
Shareholder Proposals
Shareholder proposals must be received by the Company no later than November  24, 2005, in order to be considered for inclusion in next year’s annual meeting proxy statement. In addition, a proposal submitted outside of Rule 14a-8 will be considered untimely, and the Company may use discretionary voting authority for any proposal that may be raised at next year’s annual meeting unless the proponent notifies us of the proposal not later than February 9, 2006.

March 11, 2005	JOHN F. WITTKOWSKE

Milwaukee, Wisconsin	Secretary

Appendix A
WEYCO GROUP, INC.
Corporate Governance and Compensation Committee
Charter
Mission
The Corporate Governance and Compensation Committee is appointed by the full Board to assist it in fulfilling its responsibilities to assure that the Company is governed in a manner consistent with the interests of the shareholders of the Company and also that the executive officers of the Company are compensated in a manner consistent with the compensation strategy of the Company, internal equity considerations, competitive practice, and the requirements of applicable tax and regulatory bodies. Without limiting the foregoing, the Corporate Governance and Compensation Committee shall: (1) assist the Board by identifying individuals qualified to become members of the Board and its committees, and recommend to the Board the director nominees for the next annual meeting of shareholders; (2) recommend to the Board the corporate governance guidelines applicable to the Company, including changes to those guidelines as appropriate from time to time; (3) lead the Board in its periodic reviews of the Board’s performance; (4) establish, subject to approval of the full Board, compensation arrangements for the Company’s executive officers; (5) administer the Company’s stock option and other compensation plans, and approve the granting of stock options to officers and other key employees of the Company and its subsidiaries; and (6) communicate to shareholders regarding these policies and activities as required by the Securities and Exchange Commission or other regulatory bodies.
Organization
The Corporate Governance and Compensation Committee is a standing committee of the Board composed of at least three (3) independent directors. An independent director should be free of any relationship that could influence his or her judgment as a Committee member. In addition, each Committee member shall be independent as defined by the requirements of the NASDAQ National Market and the corporate governance guidelines, and shall satisfy all requirements necessary from time to time to be “disinterested directors” under SEC Rule 16b-3 and qualified “outside directors” under Section 162(m) of the Internal Revenue Code and related regulations. The members shall serve at the pleasure of the full Board, but ordinarily shall be elected to the Committee annually or as necessary to fill vacancies. The Committee shall not delegate its responsibilities to any subcommittee. The Board shall designate one of the Committee members as the chairperson.
Meetings and Reports
The Committee shall hold meetings as necessary to perform its duties and responsibilities. The Committee shall periodically report to the full Board regarding the performance of its duties hereunder.
Funding
The Company will provide the Committee with the funding appropriate to perform its duties and responsibilities in a thorough and efficient manner. This may include, without limitation, funding to retain a search firm to identify director candidates and funding to retain compensation consultants to assist in the design and implementation of compensation policies that advance the Company’s interests and objectives.
Duties

1.	Consider candidates submitted by directors, employees or shareholders, or otherwise identified by the Committee, for possible nomination to the Board. Review the qualifications of and recommend to the full Board nominees for directors to be submitted to shareholders for election at each annual meeting of shareholders and nominees for election by the Board to fill vacancies and newly created directorships.

2.	Develop and recommend to the full Board guidelines and criteria to determine the qualifications and effectiveness of directors.

3.	Annually evaluate the compensation (and performance relative to compensation) of the Chief Executive Officer and the Company’s other executive officers, and determine the amounts and elements of total compensation to them consistent with the Company’s corporate goals and objectives and in compliance with NASDAQ requirements for compensation committees. Communicate in the annual Compensation Committee Report to shareholders regarding these matters as required by SEC rules.

A-1

4.	Periodically evaluate the terms and administration of the Company’s annual and long-term compensation and incentive plans to assure that they are structured and administered in a manner consistent with the Company’s goals and objectives. Approve the adoption or modification of any equity-related plans and determine when it is necessary or desirable to submit these matters to the full Board and/or to the Company’s shareholders. Authorize stock option grants to executives and key employees, including the option exercise prices and vesting schedules.

5.	Periodically evaluate the compensation of directors, including for service on Board committees and taking into account the compensation of directors at other comparable companies. Make recommendations to the full Board regarding any adjustments in director compensation that the Committee considers appropriate.

6.	Review and recommend committees and committee structure for the Board, including committee assignments of directors.

7.	Recommend performance criteria for the Board and review the procedures, the effectiveness and the performance of the Board as a whole, the individual directors and the Board committees, including the performance of the Committee itself.

8.	Review potential conflicts of interest and related party transactions involving directors or executive officers of the Company on an ongoing basis and approve related-party transactions in advance, when appropriate.

9.	Review and recommend corporate governance guidelines, practices and policies of the Company.

A-2

Appendix B
WEYCO GROUP, INC.
AUDIT COMMITTEE CHARTER
The Audit Committee consists of at least three (3) members of the Board of Directors who are not employees of the Company. The Audit Committee’s primary duties and responsibilities are to: (1) monitor the integrity of the financial statements of the Company, (2) monitor the compliance by the Company with legal and regulatory requirements and (3) oversee the independence and performance of the Company’s external auditors.
The members of the Audit Committee shall meet the independence and experience requirements included in the listing requirements of the Nasdaq Stock Market, Inc. The Audit Committee shall have the authority to retain at the Company’s expense special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.
The Audit Committee shall:
 Review Procedures

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.	Review the Company’s annual audited financial statements with management and independent auditors prior to filing or distribution. The review shall include major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

3.	Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

4.	Review with management and independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q. At a minimum, the Audit Committee Chairman must participate in these reviews.

5.	Meeting periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

6.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor or management.
 Independent Auditors

7.	Recommend to the Board the appointment of the independent auditors, who are ultimately accountable to the Audit Committee and the Board.

8.	Approve in advance the audit and permitted non-audit services to be provided by, and the fees to be paid to the independent auditor, subject to the deminimus exceptions to pre-approval permitted by the rules of the SEC and Nasdaq for non-audit services.

9.	Receive periodic reports from the independent auditor regarding the auditor’s independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

10.	Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, replace the independent auditor.

11.	Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

12.	Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

13.	Discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the audit.

B-1

14.	Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access of required information.

15.	On at least an annual basis, meet privately with the independent public accountants to discuss any pertinent matters that they feel should be discussed, including quality of management, financial and accounting personnel, or determine if any restrictions have been placed by management on the scope of their examination, and assure the auditors of the Committee’s availability for additional private discussions if they feel them necessary.
 Other Audit Committee Responsibilities

16.	Review and approve the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

17.	Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

18.	Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.

19.	Establish, review and maintain appropriate procedures for handling complaints and concerns regarding accounting or auditing matters as required by law.
While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. See Section 17 of the Code of Business Ethics — there are some compliance responsibilities of the Audit Committee and its Chairman.

B-2

Appendix C
WEYCO GROUP, INC.
2005 EQUITY INCENTIVE PLAN
1. Introduction.

(a)	Purposes. The purposes of the 2005 Equity Incentive Plan are to provide a means to attract and retain talented personnel and to provide to participating officers and other salaried employees long-term incentives for high levels of performance and for successful efforts to improve the financial performance of the corporation. These purposes may be achieved through the grant of options to purchase Common Stock of Weyco Group, Inc., Restricted Stock, Restricted Stock Units, and/or Performance Shares, as described below.

(b)	Effect on Prior Plan. If the 2005 Plan is approved by shareholders, no further Awards will be granted under the Weyco Group, Inc. 1997 Stock Option Plan (the “1997 Plan”). Options granted previously under the 1997 Plan will remain in effect until they have been exercised or have expired. The options shall be administered in accordance with their terms and the 1997 Plan.
2. Definitions.

(a)	“1934 Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.

(b)	“Award” means an Incentive Stock Option, Non-Qualified Stock Option, Restricted Stock, Performance Unit or Performance Share grant, as appropriate.

(c)	“Award Agreement” means the agreement between the Corporation and the Grantee specifying the terms and conditions applicable to Awards granted thereunder.

(d)	“Board” means the Board of Directors of Weyco Group, Inc.

(e)	“Change of Control” shall occur: (1) if any person or group of persons (as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934 and regulations thereunder), other than the group consisting of members of the family of Thomas W. Florsheim and their descendants or trusts for their benefit (the “Florsheim Group”), directly or indirectly controls in excess of 15% of the voting power of the outstanding common stock of the Corporation; (2) in the event of the consolidation or merger of the Corporation with or into another corporation or entity which is not a wholly owned subsidiary of the Corporation; (3) in the event of the sale or transfer of all or substantially all of the operating assets of the Corporation; (4) in the event of the replacement of a majority of the existing members of the Corporation’s Board of Directors by persons not nominated by the Board of Directors or the Florsheim Group, or (5) in the event of any amendment to Section 2 of Article III of the Corporation’s bylaws to enlarge the number of the directors of the Corporation if the change was not supported by the existing Board of Directors or the Florsheim Group.

(f)	“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

(g)	“Committee” means the Corporate Governance and Compensation Committee of the Board, or any other committee the Board may subsequently appoint to administer the Plan, as herein described.

(h)	“Common Stock” or “Stock” means the common stock of the Corporation.

(i)	“Corporation” means Weyco Group, Inc.

(j)	“Covered Employee” means a person designated prior to the grant of an Award of Restricted Stock , Restricted Stock Units or Performance Shares, by the Committee who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Internal Revenue Code in the year in which such Restricted Stock, Restricted Stock Units or Performance Shares are taxable to such person.

(k)	“Disability” means with respect to any Incentive Stock Option, a permanent and total disability within the meaning of Code Section 22(e)(3), and with respect to all other Awards under the Plan, a medically determinable mental or physical impairment which renders a Participant totally and presumably permanently unable to continue in employment with the Company and all Subsidiaries. The determination of disability shall be made by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

(l)	“Fair Market Value” means for purposes of the Plan on any date the average of the highest and lowest sale prices of the stock on such date as reported by NASDAQ (the National Association of Securities Dealers, Inc. Automatic Quotation System) or, in the absence of reported sales on NASDAQ on said date, the average of the closing bid and asked prices for the stock on NASDAQ on said date. However, if at any time the Common Stock is listed on any exchange, the “Fair Market Value” shall be the average of the reported highest and lowest prices at which shares are sold on such exchange on the date the option is granted or, in the absence of reported sales on the exchange on the date the option is granted, on the next preceding date on which sales were reported.m

(m)	“Grant Date” means the date on which an Award is deemed granted, which shall be the date on which the Committee authorizes the Award or such later date as the Committee shall determine in its sole discretion.

(n)	“Grantee” means an individual who has been granted an Award.

(o)	“Incentive Stock Option” means an option that is intended to meet the requirements of Section 422 of the Code and regulations thereunder.

(p)	“Non-Qualified Stock Option” means an option other than an Incentive Stock Option.

(q)	“Option” means an Incentive Stock Option or Non-Qualified Stock Option, as appropriate.

(r)	“Performance Goal” means a performance goal established by the Committee prior to the grant of any Award of Restricted Stock, Restricted Stock Units or Performance Shares that is based on the attainment of goals relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction: net income (pre-tax or after-tax and with adjustments as stipulated), earnings per share, return on equity, return on capital employed, return on assets, return on tangible book value, operating income, earnings before depreciation, interest, taxes and amortization (EBDITA), loss ratio, expense ratio, increase in stock price, total shareholder return, economic value added and operating cash flow. With respect to Covered Employees, all Performance Goals shall be objective performance goals satisfying the requirements for “performance-based compensation” within the meaning of Section 162(m)(4) of the Internal Revenue Code and shall be established by the Committee within the time prescribed by Section 162(m) of such Code and related regulations. With respect to persons who are not Covered Employees, the Committee may establish other subjective or objective performance goals, including individual goals, which it deems appropriate.

(s)	“Performance Share” means an Award granted to a an individual, as described in Article 16 herein.

(t)	“Plan” means the Weyco Group, Inc. 2005 Equity Incentive Plan as set forth herein, as it may be amended from time to time.

(u)	“Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending or superseding such regulation.

(v)	“Restricted Stock” means shares of Common Stock which are subject to restrictions established by the Committee.

(w)	“Restricted Stock Unit” means an award granted to an individual to issue shares of Common Stock in the future if specified conditions established by the Committee are satisfied.

(x)	“Subsidiary” means any corporation more than 50 percent of whose total combined voting stock of all classes is held by the Corporation or by another corporation qualifying as a Subsidiary within this definition.
3. Shares Subject to Award.
     Awards may be made under the Plan only with respect to the number of shares of Common Stock which does not exceed 1,000,000 shares in the aggregate. For example, if Performance Shares are issued with respect to 400,000 shares of Common Stock, then only 600,000 shares remain available for the purpose of making other Awards under the Plan. No individual may be granted an Award or Awards covering, in the aggregate, more than 90,000 shares in any calendar year. The aggregate number of shares of Common Stock available under the Plan shall be subject to adjustment as set forth in Article 17 hereunder. Shares issued under the Plan may come from authorized but unissued shares, from treasury shares held by the Corporation, from shares purchased by the Corporation on an open market for such purpose, or from any combination of the foregoing. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any shares subject to such Award shall again be available for the grant of an Award under the Plan.

4. Administration of the Plan.
     4.1 The Committee. The Plan shall be administered by the Corporate Governance and Compensation Committee of the Board or by any other Committee appointed by the Board consisting of not less than two (2) Directors and who are not employees of the Corporation. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. It is intended that at all times, the Committee shall be comprised solely of Directors who are both: (i) Non-Employee Directors, as defined in Rule 16b-3; and (ii) Outside Directors, as defined in Treas. Reg. 1.162-27.
     4.2    Authority of Committee. The Committee shall have full and final authority, in its discretion, but subject to the express provisions of the Plan to:
     (a) grant Awards, to determine the terms of each Award, the individuals to whom, the number of shares subject to, and the time or times at which, Awards shall be granted;
     (b) interpret the Plan;
     (c) prescribe, amend and rescind rules and regulations relating to the Plan;
     (d) determine the terms and provisions of the respective agreements (which need not be identical) by which Awards shall be evidenced;
     (e) cancel with the consent of the holder outstanding Awards and to grant new Awards, as appropriate, in substitution therefore;
     (f) make all other determinations deemed necessary or advisable for the administration of the Plan;
     (g) require withholding from or payment by a Grantee of any federal, state or local taxes;
     (h) impose, on any Grantee, such additional conditions, restrictions and limitations upon exercise and retention of Awards as the Committee shall deem appropriate;
     (i) treat any Grantee who retires as a continuing employee for purposes of the Plan; and
     (j) modify, extend or renew any Award previously granted.
     4.3    Committee of Procedures. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members. The Committee may delegate all or any part of its responsibilities and powers to any executive officer or officers of the Corporation selected by it. Any such delegation may be revoked by the Board or by the Committee at any time.
     4.4    Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including the Corporation, its stockholders, employees, Plan participants, and their estates and beneficiaries.
5. Option Participation.
     Options may be granted to directors, officers and salaried employees of the Corporation and any of its Subsidiaries; provided, however that a maximum of 1,000,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options. In selecting the individuals to whom Options shall be granted, as well as in determining the number of Options granted, the Committee shall take into consideration such factors as it deems relevant to accomplish the purposes of the Plan. A Grantee may, if he is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine.
6. Granting of Options.
The officers of the Corporation are authorized and directed, upon receipt of notice from the Committee of the granting of an Option, (or other Award), to sign and deliver on behalf of the Corporation, by mail or otherwise, to the Grantee an Option (or other Award) upon the terms and conditions specified under the Plan and in the form of the Award Agreement. The Award Agreement shall be dated and signed by an officer of the Corporation as of the date of approval of the granting of an Option (or other Award) by the Committee. If the Grantee fails to sign and return the Award Agreement, by delivery or by mailing, within 30 days after the date of its delivery or mailing to him, the Option grant (or other Award) may be deemed withdrawn.
7. Option Price.
The purchase price of the Common Stock covered by each Option shall be not less than the Fair Market Value of such Stock on the Grant Date. Such price shall be subject to adjustment as provided in Article 17 hereof.

8. Option Designation.
At the time of the grant of each Option, the Committee shall designate the Option as (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option, as described in Sections (a) and (b) below, respectively.
     (a) Incentive Stock Options: Any Option designated as an Incentive Stock Option shall comply with the requirements of Section 422 of the Code, including the requirement that incentive stock options may only be granted to individuals who are employed by the Corporation, a parent or a subsidiary corporation of the Corporation. If an Option is so designated, the Fair Market Value (determined as of the Grant Date) of the shares of Stock with respect to which that and any other Incentive Stock Option first becomes exercisable during any calendar year under this Plan or any other stock option plan of the Corporation or its affiliates shall not exceed $100,000; provided, however, that the time or times of exercise of an Incentive Stock Option may be accelerated pursuant to Article 11, 12 or 17 hereof, and, in the event of such acceleration, such Incentive Stock Option shall be treated as a Non-Qualified Option to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of the shares of stock with respect to which such Option first becomes exercisable in the calendar year (including Options under this Plan and any other Plan of the Corporation or its affiliates) exceeds $100,000, the extent of such excess to be determined by the Committee taking into account the order in which the Options were granted, or such other factors as may be consistent with the requirements of Section 422 of the Code and rules promulgated thereunder. Furthermore, no Incentive Stock Option shall be granted to any individual who, immediately before the Option is granted, directly or indirectly owns (within the meaning of Section 425(d) of the Code, as amended) shares representing more than 10% of the total combined voting power of all classes of stock of the Corporation or its subsidiaries, unless, at the time the option is granted, and in accordance with the provisions of Section 422, the option price is 110% of the Fair Market Value of shares of Stock subject to the Option and the Option must be exercised within 5 years of the Grant Date.
     (b) Non-Qualified Stock Options: All Options not subject to or in conformance with the additional restrictions required to satisfy Section 422 shall be designated Non-Qualified Stock Options.
9. Non-transferability of Options.
Any Option granted hereunder shall, by its terms, be non-transferable by a Grantee other than by will or the laws of descent and shall be exercisable during the Grantee’s lifetime solely by the Grantee or the Grantee’s duly appointed guardian or personal representative. Notwithstanding the foregoing, the Committee may permit a Grantee to transfer a Non-Qualified Stock Option to a family member or a trust or partnership for the benefit of a family member, in accordance with rules established by the Committee.
10. Substituted Options.
     In the event the Committee cancels any Option granted under this Plan, and a new Option is substituted therefore, the Grant Date of the canceled Option (except to the extent inconsistent with the restrictions described in Article 8(a), if applicable) shall be the date used to determine the earliest date for exercising the new substituted Option under Article 11 hereunder so that the Grantee may exercise the substituted Option at the same time as if the Grantee had held the substituted Option since the Grant Date of the canceled Option.
11. Exercise and Term of Option.
     The Committee shall have the power to set the time or times within which each Option shall be exercisable, and to accelerate the time or times of exercise, provided that no Option granted under this Plan may be exercised prior to shareholder approval of the Plan. No Option may be exercised if in the opinion of counsel for the Corporation the issuance or sale of Stock or payment of cash by the Corporation, as appropriate, pursuant to such exercise shall be unlawful for any reason, nor after the expiration of 10 years from the Grant Date. In no event shall the Corporation be required to issue fractional shares upon the exercise of an Option. Although the Corporation intends to exert its best efforts so that the Stock purchasable upon the exercise of an Option, when it first comes exercisable, will be registered under, or exempt from the registration requirements of, the federal Securities Act of 1933 (the “Act”) and any applicable state securities laws, if the exercise of an Option would otherwise result in the violation by the Corporation of any provision of the Act or of any state securities law, the Company may require that such exercise be deferred until the Corporation has taken appropriate action to avoid any such violation.
12. Effect of Termination of Employment, Disability or Death.
     Unless otherwise provided herein or in a specific Option Agreement which may provide longer or shorter periods of exercisability, no Option shall be exercisable after the expiration of the earliest of
          (i) in the case of an Incentive Stock Option:

(1)	10 years from the date the option is granted, or five years from the date the option is granted to an individual owning (after the application of the family and other attribution rules of

Section 424(d) of the Code) at the time such option was granted, more than 10% of the total combined voting power of all classes of stock of the Corporation,

(2)	three months after the date the Grantee ceases to perform services for the Corporation or its Subsidiaries, if such cessation is for any reason other than death, Disability, or cause,

(3)	one year after the date the Grantee ceases to perform services for the Corporation or its Subsidiaries, if such cessation is by reason of death or Disability, or

(4)	the date the Grantee ceases to perform services for the Corporation or its Subsidiaries, if such cessation is for cause, as determined by the Board or the Committee in its sole discretion;

(5)

          (ii) in the case of a Nonqualified Stock Option:

(1)	10 years from the date of grant,

(2)	ninety days after the date the Grantee ceases to perform services for the Corporation or its Subsidiaries, if such cessation is for any reason other than death, Disability or cause,

(3)	one year after the date the Grantee ceases to perform services for the Corporation or its Subsidiaries, if such cessation is by reason of death or Disability, or

(4)	the date the Grantee ceases to perform services for the Corporation or its Subsidiaries, if such cessation is for cause, as determined by the Board or the Committee in its sole discretion;
provided, that, unless otherwise provided in a specific grant agreement or determined by the Committee, an Option shall only be exercisable for the periods above following the date an optionee ceases to perform services to the extent the option was exercisable on the date of such cessation. For purposes of this Article, termination shall be deemed to have been for cause if such termination shall have been for misconduct or negligence by Grantee in the performance of his duties. Notwithstanding the foregoing, no Option shall be exercisable after the date of expiration of its term. In the event of Grantee’s death, the person or persons to whom the Option is transferred by will or the laws of descent and distribution shall be the person or persons who may exercise the Option to the extent the Grantee was entitled to do so.
13. Method of Exercise.
     To the extent that the right to purchase shares pursuant to an Option has accrued hereunder, such Option may be exercised from time to time by written notice to the Corporation stating the number of shares being purchased and accompanied by the payment in full of the Option price for such shares. Such payment shall be made in cash or, with the approval of the Committee, by delivery of outstanding shares of the Common Stock which the Grantee, the Grantee’s spouse or both have beneficially owned for at least six months prior to the time of exercise, or in combinations thereof. If shares of Common Stock are used in part or full payment for the shares to be acquired upon exercise of the Option, such shares shall be valued for the purpose of such exchange as of the date of exercise of the Option at the Fair Market Value of the shares.
14. Restricted Stock Awards.
     The Committee may, in its discretion, grant Restricted Stock to directors, officers and salaried employees of the Corporation and any of its subsidiaries. Restricted Stock Awards may consist of shares issued subject to forfeiture if specified conditions are not satisfied (“Restricted Stock Shares”) or agreements to issue shares of Common Stock in the future if specified conditions are satisfied (“Restricted Stock Units”). The Committee may condition the grant of Restricted Stock upon the attainment of Performance Goals so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code. The Committee may also condition the grant of Restricted Stock Awards upon such other conditions, restrictions and contingencies as the Committee may determine. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. Restricted Stock Awards shall be subject to the following terms and conditions:

(a)	Each Restricted Stock Award shall be confirmed by, and be subject to the terms of, an Award Agreement identifying the restrictions applicable to the Award.

(b)	Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Restricted Stock Award.

(c)	Except to the extent otherwise provided in the applicable Award Agreement and (d) below, the portion of the Restricted Stock Award still subject to restriction shall be forfeited by the Grantee upon termination of the Grantee’s service for any reason.

(d)	In the event of hardship or other special circumstances of a Grantee whose service is terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Grantee’s Restricted Stock Award.

(e)	If and when the applicable restrictions lapse on Restricted Stock, unlegended certificates for such shares shall be delivered to the Grantee.

(f)	A Grantee receiving an Award of Restricted Stock shall have all of the rights of a shareholder of the Corporation, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee, cash dividends shall be paid in cash and dividends payable in stock shall be paid in the form of additional Restricted Stock Shares.

(g)	A Grantee receiving an Award of Restricted Stock Units shall not be deemed the holder of any shares covered by the Award, or have any rights as a shareholder with respect thereto, until such shares are issued to him/her.
15.    Withholding.

(a)	The Corporation shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of this Plan.

(b)	With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock or upon any other taxable event hereunder, Grantees may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Corporation withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. Notwithstanding the foregoing, in the case of a Grantee subject to the reporting requirements of Section 16(a) of the 1934 Act, no such election shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.
16.    Performance Shares.

16.1	Grant of Performance Shares. Subject to the terms of the Plan, Performance Shares may be granted to directors, officers and salaried employees at any time and from time to time, as shall be determined by the Committee.

16.2	Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number of Performance Shares that will be paid out to Grantees. The time period during which the Performance Goals must be met shall be called a “Performance Period.”
     16.3 Earning of Performance Shares. After the applicable Performance Period has ended, the Grantee shall be entitled to receive payout on the number of Performance Shares earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.
     16.4 Form and Timing of Payment of Performance Shares. Payment of earned Performance Shares shall be made in a single lump sum, within forty-five (45) calendar days following the close of the applicable Performance Period, in the form of shares of Common Stock, which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period.
     16.5 Non-transferability. Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further a Grantee’s rights under the Plan shall be exercisable during the Grantee’s lifetime only by the Grantee or the Grantee’s legal representative.
17. Effect of Change in Stock Subject to Plan.
     In the event of a reorganization, recapitalization, stock split, stock dividend, merger, consolidation, rights offering or like transaction, the Committee shall make or provide for such adjustments, including without limitation, to any applicable Performance Goals, to the number of and class of shares which may be delivered under the Plan, and to the number and class of and/or price of shares subject to outstanding Awards granted under the Plan as it may, in its discretion, deem to be equitable; provided, however, in the event of the merger or consolidation of the Corporation with or into another corporation or corporations in which the Corporation is not the surviving corporation, the adoption of any plan for the dissolution of the Corporation, or the sale or exchange of all or substantially all the assets of the Corporation for cash or for shares of stock or other securities of another corporation, all Awards shall be deemed fully vested, exercised and/or payable, as the case may be, and, in lieu of any other transfer of cash or property hereunder with respect to Options, Performance Shares and Restricted Stock Units, cash equal to the amount, if any, which would otherwise have been attained as a result of such deemed vesting, exercise and/or payment event shall be paid to the Grantee.
     Notwithstanding anything to the contrary, in the event a Change in Control should occur, all Awards granted hereunder to a Grantee shall become immediately vested and, in the case of Options, exercisable and, in the case of Restricted Stock Units and Performance Shares, payable upon the later of the date of the Change in Control or six months after the date the respective Award was granted.
18. No Employment or Retention Agreement Intended.
     Neither the establishment of, nor the awarding of Awards under this Plan shall be construed to create a contract of employment or service between any Grantee and the Corporation or its subsidiaries; nor does it give any Grantee the right to continued service in any capacity with the Corporation or its subsidiaries or limit in any way the right of the Corporation or its subsidiaries to discharge any Grantee at any time and without notice, with or without cause, or to any benefits not specifically provided by this Plan, or in any manner modify the Corporation’s right to establish, modify, amend or terminate any profit sharing or retirement plans. Transfer of an employee from the Corporation to a Subsidiary or from a Subsidiary to the Corporation or another Subsidiary shall not be a termination of employment or an interruption of continuous employment for the purposes of the Plan.
19. Shareholder Rights.
     Grantee shall not, by reason of any Options, Restricted Stock Units or Performance Shares granted hereunder, have any right of a shareholder of the Corporation with respect to the shares covered by his Options, Restricted Stock Units or Performance Shares until shares of Stock have been issued to him.
20. Controlling Law.
     The law of the State of Wisconsin, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.
21. Indemnification.
     In addition to such other rights of indemnification as they may have, the members of the Committee and other Corporation employees administering the Plan and the Board members shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member acted in bad faith in the performance of his duties; provided that within 20 days after institution of any such action, suit or proceeding, the member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.
22. Use of Proceeds.
     The proceeds from the sale of shares of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.
23. Amendment of the Plan.
     The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall be made without shareholder approval where such change would be required in order to comply with Rule 16b-3 or the Code.
24. Effective Date of Plan.
     The Plan shall become effective on the date approved by the shareholders of the Corporation (the “Effective Date”).

25. Termination of the Plan.
     The Plan shall terminate ten years following the Effective Date, and no Awards shall be granted after such date under the Plan; provided, however, that the Plan shall terminate at such earlier time as the Board may determine. Any such termination, either partially or wholly, shall not affect any Awards then outstanding under the Plan.

ANNUAL MEETING OF SHAREHOLDERS OF

WEYCO GROUP, INC.

Common

April 26, 2005

COMMON STOCK

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors for their respective terms.

NOMINEES:
☐	FOR ALL NOMINEES	m m	Thomas W. Florsheim, Jr. Robert Feitler
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to approve the Weyco Group, Inc. 2005 Equity Incentive Plan.	☐	☐	☐

The shares represented by this proxy will be voted for Proposal 1 and Proposal 2 if no instructions to the contrary is indicated or if no direction is given.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Common

COMMON STOCK

PROXY

WEYCO GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas W. Florsheim, Jr. and John W. Florsheim or either of them, proxies with full power of substitution, to vote at the Annual Meeting of Shareholders of Weyco Group, Inc. (the “Company”) to be held on April 26, 2005 at 10:00 A. M., local time and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse, and in their discretion upon such other matters as may come before the meeting.

(To be Signed on Reverse Side)

SEE REVERSE SIDE

14475

ANNUAL MEETING OF SHAREHOLDERS OF

WEYCO GROUP, INC.

Class B

April 26, 2005

CLASS B COMMON STOCK

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors for their respective terms.

NOMINEES:
☐	FOR ALL NOMINEES	m m	Thomas W. Florsheim, Jr. Robert Feitler
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to approve the Weyco Group, Inc. 2005 Equity Incentive Plan.	☐	☐	☐

The shares represented by this proxy will be voted for Proposal 1 and Proposal 2 if no instructions to the contrary is indicated or if no direction is given.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Class B

CLASS B COMMON STOCK

PROXY

WEYCO GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas W. Florsheim, Jr. and John W. Florsheim or either of them, proxies with full power of substitution, to vote at the Annual Meeting of Shareholders of Weyco Group, Inc. (the “Company”) to be held on April 26, 2005 at 10:00 A. M., local time and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse, and in their discretion upon such other matters as may come before the meeting.

(To be Signed on Reverse Side)

SEE REVERSE SIDE

14475